UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                       Other Events.

On October 5, 2011, Jazz Technologies, Inc. (the “Company”), completed its voluntary early redemption of the entire remaining $35,091,000 principal amount of its 8.00% convertible notes originally due December 31, 2011 (the “Notes”). In accordance with the indenture for the Notes, the remaining Notes were redeemed at a price equal to 100% of the principal amount, plus accrued and unpaid interest on the Notes. The Company financed the redemption through available cash on hand, which enabled the Company to save over $600,000 in interest. Upon completion of this redemption, none of the 8.00% notes due December 31, 2011 remains outstanding, and neither the Company nor its subsidiary, Jazz Semiconductor, Inc., has any notes due before 2015.

A copy of a press release announcing the redemption of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                       Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated October 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Technologies, Inc.

Dated: October 10, 2011	By:	/s/ Susanna H. Bennett
Susanna H. Bennett
Chief Financial Officer